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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We agree to the inclusion in this Private Placement Memorandum and the
Supplement to the Statement of Additional Information Dated October 12, 2001, which is incorporated by reference, of our report, dated August 22, 2001, relating to the financial statements and financial highlights appearing in the June 30, 2001 Annual Reports to Shareholders of the PIMCO Select Value Fund (one of the funds constituting the PIMCO Funds: Multi-Manager Series).

 /s/ PricewaterhouseCoopers LLP

October 12, 2001